UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 7, 2005

                           INTRAOP MEDICAL CORPORATION
             (Exact name of registrant as specified in its charter)



            Nevada                       000-49735            87-0642947
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(State or other jurisdiction of   (Commission File Number)  (IRS Employer
        incorporation)                                     Identification No.)



                               570 Del Rey Avenue
                               Sunnyvale, CA 94085

               (Address of principal executive offices) (Zip Code)
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       Registrant's telephone number, including area code: (408) 636-1020




          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On December 7, 2005, the Company instituted a compensation plan for directors whereby each non-employee director of the Company will receive (i) a nonstatutory option grant of 30,000 shares per year, vesting quarterly on October 1, January 1, April 1 and July 1 of each year and (ii) cash compensation of $2,500 for in-person attendance at a Board meeting and $500 for participation in a telephonic Board meeting, such compensation to commence effective as of July 1, 2005.

     On December 7, 2005, the Company granted stock options to purchase common stock to the following officers and directors under the Company's 2005 Equity Incentive Plan:

                                                            Number of Option
 Name                        Title                               Shares
 ----                        -----                         ------------------
 Paul Crowe                  Director                              37,500
 Michael Friebe              Director                              37,500
 Keith Jacobsen              Director                              37,500
 John Matheu                 Director                              37,500
 Mary Louise Meurk           Director                              37,500
 Theodore Phillips           Director                              37,500
 Allan Martin                Director                              22,500
 Steve Kessler               Director                              22,500
 Donald A. Goer              Chief Executive Officer               40,000
 Howard Solovei              Chief Financial Officer               50,000
 Scott Mestman               VP Sales and Marketing               100,000
 Regis Bescond               Corporate Controller                  45,000
 Richard Simon               VP Operations                         25,000

     All options have a term of 10 years and were granted with an exercise price of $0.58 per share.

     As of December 7, 2005, the Company increased annual salaries for certain executive officers as follows:

Name                Title                      Current Salary    New Salary
--------------      -----------------------    --------------    ----------
Donald A. Goer      Chief Executive Officer      $176,000        $184,800
Howard Solovei      Chief Financial Officer      $144,450        $166,125
Richard Simon       Vice President Operations    $128,528        $147,800

     On December 7, 2005, the Company issued 431,034 shares of Common Stock as repayment of approximately $250,000 of principal and accrued interest under a promissory note held by it Chief Executive Officer Donald A. Goer.

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

     On December 7, 2005, the Company issued stock options to purchase an aggregate of 668,500 shares of common stock under its 2005 Equity Incentive Plan to certain officers, directors and employees.

     All options have a term of 10 years and were issued with an exercise price of $0.58 per share.

     A copy of the 2005 Equity Incentive Plan is attached hereto as Exhibit
10.13.

     On December 7, 2005, the Company issued 431,034 shares of Common Stock as repayment of $250,000 of principal and accrued interest on a promissory held by it Chief Executive Officer Donald A. Goer.

     All securities were issued pursuant to an exemption from registration under
Section 4(2) of the Securities Act of 1933, as amended.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         Allan Martin and Steve Kessler were appointed to the Company's Board of Directors, effective as of December 7, 2005.

       Mr. Martin has over thirty years of experience in Medical Diagnostic Imaging and treatment. Since his retirement from the General Electric Company in June of 2003, he has been a frequent Guest Lecturer at Albion College and University of Michigan, primarily on Business Ethics and Best Practices. He currently serves in an advisory capacity to Excellence In Consulting, LLC. He began his career with Johnson & Johnson and was promoted to various senior management positions including Director of Digital Radiography, Director of Sales and Marketing for "J&J Ultrasound" and Director of Hospital Services. Mr. Martin then joined GE Healthcare in January 1990, where he was a General Manager responsible for a portion of U.S. sales of diagnostic imaging products. He was subsequently promoted to General Manager in Business Development in January 2001, and lastly General Manager in GE Corporate Finance in February 2002,where he earned the coveted "GE CEO Award". Mr. Martin is a graduate of DePauw University and has an MBA from Case Western Reserve University.

         Mr. Kessler served most recently as Chief Financial Officer for the Metropolitan Transportation Authority (MTA) of New York, the largest regional transit provider in the Western Hemisphere, from April 2004 through July 2005. At the MTA Mr. Kessler led the development of a three year balanced budget, instituted new financial planning models to address projected structural deficits, and initiated a shared services program to reduce duplicative administrative expenses. Prior to the MTA, Mr. Kessler served as a management consultant through the Financial Executives Consulting Group, LLC, in Connecticut, from November 2001 through March 2004. Previously, Mr. Kessler served as CFO for Versaware Inc. and EverAd Inc., two high growth start-up companies that introduced electronic publishing and digital content technologies to the Internet, from July 1999 through August 2001. Prior to these assignments, Mr. Kessler served as Senior Vice President, Finance and Administration for the McGraw-Hill Companies' Construction Information Group, from February 1995 through July 1999. Before McGraw-Hill, Mr. Kessler held Chief Financial Officer and other senior management positions at Prodigy Services Company (IBM and Sears
JV), Georgia Pacific Corporation, PepsiCo, and Westinghouse Electric Corporation, from 1967 through 1995. Mr. Kessler received an MBA in Finance from the University of Chicago Graduate School of Business in 1967 and a B.S. in Industrial Management form Carnegie Mellon University in 1965.

         Scott Mestman was hired as the Company's Vice President - Sales and Marketing, effective as of September 30, 2005 with a salary of $135,000 per year. In addition, Mr. Mestman was also granted an option to purchase 100,000 shares of common stock under the Company's 2005 Equity Incentive Plan. Mr. Mestman has over 24 years of experience in radiation therapy. Mr. Mestman joined the Company in September 2005. Prior to that, Mr. Mestman most recently served as Vice President, Corporate Development for Vantage Oncology, a venture capital funded developer, owner and operator of freestanding radiation therapy centers, a position he held from January 2004 to August 2005. From March, 2002 to December, 2003, Mr. Mestman was Vice President, Sales Strategy and Development at Siemens Medical Solutions where he acted as a key advisor to executive management for business strategy and direction. He began his 20 year career at Varian Medical Systems as a human factors and design engineer, where he was employed from 1981 to February, 2002. While at Varian, he held positions in engineering, marketing, sales, sales management, national accounts, business development and mergers and acquisitions. He also spearheaded the development of the $100 million "See and Treat" Cancer Care business in partnership with General Electric Medical Systems.

         Regis Bescond, the Company's Corporate Controller assumed the duties of the Company's principal accounting officer on December 7, 2005 with a salary of $120,000 per year. Mr. Bescond was also granted an option to purchase 45,000 shares of common stock under the Company's 2005 Equity Incentive Plan. Mr. Bescond joined the Company in October 2005. Mr. Bescond has eleven years' experience in accounting and manufacturing. Prior to joining the Company, Mr. Bescond served as the Accounting Manager of Ikanos Communications from June 2003 to September, 2005, where he was responsible for managing an international staff of 13, consolidation of six foreign entities, financial planning and analysis, as well as reviewing SEC filings. From May 2003 to June 2003 he provided contract consulting services to Nugen Technologies. He served as Plant Controller for Johnson & Johnson from April 2001 to March 2003, and prior to that as a controller at Heartport from November 1999 to April 2001, prior to their acquisition by Johnson & Johnson.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)      Exhibits

Exhibit No.

10.13             2005 Equity Incentive Plan
99.1              Press Release


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      INTRAOP MEDICAL CORPORATION


Date:  December 7, 2005               By: /s/ Donald A. Goer
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                                            Donald A. Goer
                                            Chief Executive Officer